UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2019 (April 23, 2019)

Brigham Minerals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38870	81-1106283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5914 Courtyard Drive, Suite 100

Houston, TX 77024

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (512) 220-1235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2019, Brigham Minerals, Inc, a Delaware corporation (the “Company”), consummated those certain reorganization transactions pursuant to the previously disclosed Master Reorganization Agreement the Company entered into on April 17, 2019 (the “Master Reorganization Agreement”). Also on April 23, 2019, the Company completed its initial public offering (the “Offering”) of 14,500,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”), at a price to the public of $18.00 per share. The material terms of the Offering are described in the prospectus, dated April 17, 2019 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission on April 19, 2019, which forms a part of the Company’s Registration Statement on Form S-1 (File No. 333-230373) (the “Registration Statement”). On April 22, 2019, the underwriters exercised their option (the “Option”) to purchase additional shares of Class A common stock, and the Company completed the issuance and sale of the Class A common stock pursuant to the Option on April 24, 2019.

Registration Rights Agreement

In connection with the closing of the Offering, on April 23, 2019, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain stockholders identified on the signature pages thereto as the Holders (the “Holders”). Pursuant to the Registration Rights Agreement, the Company agreed to register the sale of shares of Class A common stock under certain circumstances as described below.

At any time after the 180-day lock-up period described in the Prospectus and subject to the limitations set forth below, each of the Holders (or its permitted transferees) has the right to require the Company by written notice to prepare and file a registration statement registering the offer and sale of a certain number of its shares of Class A common stock. Generally, the Company is required to file such registration statement within 30 days of such written notice. Subject to certain exceptions, the Company will not be obligated to effect a demand registration within 90 days after the closing of any underwritten offering of shares of Class A common stock requested by a Holder.

The Company is also not obligated to effect any demand registration in which the amount of Class A common stock to be registered has an aggregate value of less than $50 million. Once the Company is eligible to effect a registration on Form S-3, any such demand registration may be for a shelf registration statement. The Company is required to use all commercially reasonable efforts to maintain the effectiveness of any such registration statement until all shares covered by such registration statement have been sold.

In addition, each of the Holders (or its permitted transferees) then able to effectuate a demand registration has the right to require the Company, subject to certain limitations, to effect a distribution of any or all of its shares of Class A common stock by means of an underwritten offering.

Subject to certain exceptions, if at any time the Company proposes to register an offering of Class A common stock or conduct an underwritten offering, whether or not for the Company’s own account, then the Company must notify each Holder (or its permitted transferees) of such proposal (i) at least five business days before the anticipated filing date (in the case of the registration of an offering) or (ii) reasonably in advance of commencement (in the case of an underwritten offering), to allow them to include a specified number of their shares of Class A common stock in that registration statement or underwritten offering, as applicable.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Stockholders’ Agreement

In connection with the closing of the Offering, on April 23, 2019, the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with certain affiliates of Warburg Pincus LLC (“Warburg Pincus”), Yorktown Partners LLC (“Yorktown”) and Pine Brook Road Advisors, LP (“Pine Brook” and collectively with Warburg Pincus and Yorktown, the “Sponsors”). Among other things, the Stockholders’ Agreement provides the right to designate nominees to the Company’s board of directors as follows:

•

so long as Warburg Pincus and its affiliates collectively own at least 15% of the Company’s Class A common stock and the Company’s Class B common stock, par value $0.01 per share (the “Class B common stock), (taken as a single class), Warburg Pincus can designate up to two nominees to the Company’s board of directors;

•

so long as Warburg Pincus and its affiliates collectively own at least 7.5% but less than 15% of the Company’s Class A common stock and Class B common stock (taken as a single class), Warburg Pincus can designate one director to the Company’s board of directors;

•

so long as Pine Brook and its affiliates collectively own at least 7.5% of the Company’s Class A common stock and Class B common stock (taken as a single class), Pine Brook can designate one nominee to the Company’s board of directors; and

•

so long as Yorktown and its affiliates collectively own at least 7.5% of the Company’s Class A common stock and Class B common stock (taken as a single class), Yorktown can designate one nominee to the Company’s board of directors.

Pursuant to the Stockholders’ Agreement, the Company is required to take all necessary action, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees designated by the Sponsors. Each of Warburg Pincus, Pine Brook and Yorktown will be entitled to designate the replacement for any of their respective board designees whose board service terminates prior to the end of such director’s term.

In addition, the Stockholders’ Agreement provides that for so long as any Sponsor and its affiliates collectively own at least 7.5% of the outstanding shares of the Company’s Class A common stock and Class B common stock (taken as a single class), the Company is required to take all necessary actions to cause each of the Compensation Committee and the Nominating and Governance Committee to include in its membership at least one director designated by each such Sponsor, except to the extent that such membership would violate applicable securities laws or stock exchange rules. The rights granted to the Sponsors to designate directors are additive to and not intended to limit in any way the rights that the Sponsors or any of their respective affiliates may have to nominate, elect or remove the Company’s directors under the Company’s certificate of incorporation, bylaws or the DGCL.

Furthermore, so long as the Sponsors and their respective affiliates collectively own at least 30% of the outstanding shares of Class A common stock and Class B common stock (taken as a single class), the Company has agreed not to take, and will cause its subsidiaries not to take, the following actions (or enter into an agreement to take such actions) without the prior consent of a majority of the shares of Class A common stock and Class B common stock (taken as a single class) beneficially owned by the Sponsors and their respective affiliates, subject to certain exceptions:

•	commencing or consenting to any case or proceeding of bankruptcy, insolvency, reorganization or similar proceeding;

•	increasing or decreasing the size of the Company’s board of directors; and

•	any amendment, modification or waiver of the Company’s certificate of incorporation or bylaws.

Furthermore, so long as the Sponsors and their respective affiliates collectively own at least 50% of the outstanding shares of Class A common stock and Class B common stock (taken as a single class), the Company has agreed not to take, and will cause its subsidiaries not to take, the following actions (or enter into an agreement to take such actions) without the prior consent of a majority of the shares of Class A common stock and Class B common stock (taken as a single class) beneficially owned by the Sponsors and their respective affiliates:

•	consummate any acquisition for consideration of greater than $150 million; and

•	any issuance of preferred or senior equity securities.

The foregoing description is qualified in its entirety by reference to the full text of the Stockholders’ Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution and Distribution Agreement

On April 23, 2019, the Company entered into a Contribution and Distribution Agreement with Brigham Equity Holdings, LLC, a Delaware limited liability (“Brigham Equity Holdings”), and the other parties thereto (the “Contribution and Distribution Agreement”). Pursuant to the Contribution and Distribution Agreement and prior to the consummation of the transactions contemplated by the Master Reorganization Agreement and the closing of the Offering, Brigham Equity Holdings distributed to its members, including the Company, all of the equity interests in Brigham Resources Operating Holdings, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Brigham Equity Holdings that held certain legacy assets related to Brigham Equity Holdings’ non-minerals business (“Brigham Resources Operating Holdings”). In addition, pursuant to the Contribution and Distribution Agreement, the Company distributed to its stockholders the equity interests of Brigham Resources Operating Holdings that were distributed to the Company by Brigham Equity Holdings. As a result of the foregoing transactions, neither the Company nor any of its subsidiaries held any interest in Brigham Resources Operating Holdings at the time of the closing of the Offering.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution and Distribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

First Amended and Restated Brigham Minerals Holdings Limited Liability Company Agreement

On April 23, 2019, in connection with the Offering, the members of Brigham Minerals Holdings, LLC, a Delaware limited liability company (“Brigham LLC”), entered into the First Amended and Restated Limited Liability Company Agreement of Brigham LLC (the “Brigham LLC Agreement”). The Brigham LLC Agreement, among other things, (i) converted all of the membership interests of Brigham LLC into a single class of units in Brigham LLC (the “Brigham LLC Units”) and (ii) admitted a wholly owned subsidiary of the Company as the sole managing member of Brigham LLC. In accordance with the terms of the Brigham LLC Agreement, the holders of Brigham LLC Units generally have the right, subject to certain limitations, to exchange their Brigham LLC Units (and a corresponding number of shares of Class B common stock) for, at Brigham LLC’s election, (i) shares of Class A common stock at an exchange ratio of one share of Class A common stock for each Brigham LLC Unit (and corresponding share of Class B common stock) exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications or (ii) an equivalent amount of cash.

The foregoing description of the Brigham LLC Agreement is not complete and is qualified in its entirety by reference to the full text of the Brigham LLC Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Second Amended and Restated Limited Liability Company Agreement of Brigham Equity Holdings

On April 23, 2019, pursuant to the Master Reorganization Agreement, the Company entered into the Second Amended and Restated Limited Liability Company Agreement of Brigham Equity Holdings by and among Brigham Equity Holdings, the Company and certain other parties thereto (the “Second A&R BEH LLC Agreement”) to provide for the holding and distribution of certain Brigham LLC Units attributable to certain unvested incentive units of Brigham Equity Holdings. Pursuant to the Second A&R BEH LLC Agreement, among other things, (i) a wholly owned subsidiary of the Company was appointed as the sole manager of Brigham Equity Holdings and (ii) the outstanding incentive units of Brigham Equity Holdings as of such date were recapitalized into new series of units, with (a) the holders of unvested incentive units of Brigham Equity Holdings as of such date receiving units with the right to receive the Brigham LLC Units attributable to such unvested incentive units at such time as such incentive units vest, if ever, and (b) the holders of vested incentive units of Brigham Equity Holdings as of such date receiving units with certain residual rights to receive a portion of any Brigham LLC Units that are attributable to unvested incentive units that are ultimately forfeited to Brigham Equity Holdings prior to vesting.

The foregoing description of the Second A&R BEH LLC Agreement is not complete and is qualified in its entirety by reference to the full text of the Second A&R BEH LLC Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Long Term Incentive Plan

The description of the Brigham Minerals, Inc. 2019 Long-Term Incentive Plan (the “LTIP”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the LTIP is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Item 2.01	Completion of Acquisitions or Disposition of Assets.

Contribution and Distribution Agreement

The information set forth under Item 1.01 under “Contribution and Distribution Agreement” is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 under “Registration Rights Agreement” is incorporated herein by reference.

The information set forth under Item 1.01 under “Stockholders’ Agreement” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long Term Incentive Plan

Effective April 17, 2019, the board of directors of the Company (the “Board”) adopted the LTIP for the benefit of employees, directors and consultants of the Company and its affiliates. The LTIP provides for the grant of all or any of the following types of equity-based awards: (1) incentive stock options qualified as such under U.S. federal income tax laws; (2) stock options that do not qualify as incentive stock options; (3) stock appreciation rights; (4) restricted stock awards; (5) restricted stock units; (6) bonus stock; (7) performance awards; (8) dividend equivalents; (9) other stock-based awards; (10) cash awards; and (11) substitute awards. Subject to adjustment in accordance with the terms of the LTIP, 5,999,600 shares of Class A common stock have been reserved for issuance pursuant to awards under the LTIP. Class A common stock withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards. The LTIP will be administered by the Board, the Compensation Committee of the Board or an alternative committee appointed by the Board.

The foregoing description is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Grant of Awards to Officers and Directors

In connection with the consummation of the Offering, the Company granted to its named executive officers equity-based awards under the LTIP, which consist of (i) 132,978 and 59,101 restricted stock units subject to time-based vesting (“RSUs”) for Messrs. Roosa and Williams, respectively, and (ii) for Messrs. Brigham, Roosa and Williams, restricted stock units subject to performance-based vesting (“PSUs”) with fair market value on the date of grant of at least $6,000,000, $2,250,000 and $1,000,000, respectively.

Additionally, in connection with the consummation of the Offering, the Company granted to each of Messrs. Carter, Holland, Keenan, Levy, Stoneburner and Sult an award of 8,274 RSUs. The awards to Messrs. Carter, Holland, Keenan and Stoneburner were previously disclosed pursuant to the Form 8-K filed by the Company on April 22, 2019.

Second Amended and Restated Limited Liability Company Agreement of Brigham Equity Holdings

The information set forth under Item 1.01 under “Second Amended and Restated Limited Liability Company Agreement of Brigham Equity Holdings” is incorporated herein by reference. Each of our named executive officers held vested and unvested incentive units in Brigham Equity Holdings and, in connection with the entry of Brigham Equity Holdings into the Second A&R BEH LLC Agreement, received (a) units with the right to receive the Brigham LLC Units attributable to such unvested incentive units at such time as such incentive units vest, if ever, and (b) units with certain residual rights to receive a portion of any Brigham LLC Units that are attributable to unvested incentive units that are ultimately forfeited to Brigham Equity Holdings prior to vesting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

On April 23, 2019, prior to the closing of the Offering, the Company filed with the Secretary of State of the State of Delaware its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). A description of the Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Certificate of Incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws

On April 23, 2019, the Company amended and restated its Bylaws (as amended and restated, the “Bylaws”). A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated in this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Contribution and Distribution Agreement, dated as of April 23, 2019, by and among Brigham Minerals, Inc. and the parties named therein.

3.1	Amended and Restated Certificate of Incorporation of Brigham Minerals, Inc., filed with the Secretary of State of the State of Delaware on April 23, 2019.

3.2	Amended and Restated Bylaws of Brigham Minerals, Inc., effective April 23, 2019.

4.1	Registration Rights Agreement, dated as of April 23, 2019, by and among Brigham Minerals, Inc. and the stockholders named therein.

4.2	Stockholders’ Agreement, dated as of April 23, 2019, by and among Brigham Minerals, Inc. and the stockholder named therein.

10.1	Amended and Restated Limited Liability Company Agreement of Brigham Minerals Holdings, LLC, dated April 23, 2019.

10.2	Second Amended and Restated Limited Liability Company Agreement of Brigham Equity Holdings, LLC, dated April 23, 2019.

10.3†	Brigham Minerals, Inc. 2019 Long-Term Incentive Plan.

†	Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHAM MINERALS, INC.

By:	/s/ Blake C. Williams
Name:	Blake C. Williams
Title:	Chief Financial Officer

Dated: April 29, 2019